UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of earliest event reported):          FEBRUARY 2, 2007


                                GTC TELECOM CORP.
             (Exact name of registrant as specified in its charter)


               NEVADA                  000-25703               88-0318246
         (State or other              (Commission           (I.R.S. Employer
   jurisdiction of incorporation)     File Number)         Identification No.)


                          3151 AIRWAY AVE., SUITE P-3
                              COSTA MESA, CA 92626
              (Address of principal executive offices) (zip code)


                                 (714) 549-7700
              (Registrant's telephone number, including area code)


         (Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02     UNREGISTERED SALE OF EQUITY SECURITIES.

     In May and July 2005, we issued an aggregate of $2,000,000 principal amount in 12% Convertible Promissory Notes (the "Notes"). In connection with the issuance of the Notes, we issued the purchasers of the Notes six Class A Warrants for each dollar amount of principal Note amount purchased.

     Under the terms of the Notes they were due in full on November 23, 2006. As of December 31, 2006, we owed $1,989,658.23 in principal and interest under the Notes and, therefore, we are currently in default under the terms of the Notes.

     On February 1, 2007, due to the fact we were in default under the terms of the Notes, we agreed to allow each of the holders of the Class A Warrants to exercise up to 20% of their Class A Warrants at an exercise price of $0.03 per share on a cashless exercise basis. Under this special provision, the holders had until the close of business on Friday, February 2, 2007, to give us an executed notice of exercise evidencing their intent to exercise the warrants under this provision. Six of the warrant holders sent us executed notices of exercise evidencing their intent to exercise a portion of their Class A Warrants into a total of 2,400,000 shares of our common stock. These exercises were executed at an exercise price of $0.03 and on a cashless basis, therefore, after taking into account the cashless exercise, the warrant holders received a total of 1,885,716 shares of our common stock. The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the note holders are accredited investors.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 7, 2007                GTC Telecom Corp.,
                                        a Nevada corporation


                                        /s/ S. Paul Sandhu
                                      ------------------------------------------
                                        By:  S. Paul Sandhu
                                        Its:   Chief Executive Officer